EXHIBIT (a)(3)


                           FIRST AMERICAN FUNDS, INC.


                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION


         The undersigned, being the duly elected Secretary of First American Funds, Inc., a Minnesota corporation, hereby certifies as follows pursuant to Minnesota Statutes, Section 302A.139:

         A. The name of the corporation filing these Articles of Amendment is First American Funds, Inc.

         B. The following amendments to the corporation's articles of incorporation have been adopted by the board of directors and shareholders of the corporation pursuant to Chapter 302A of Minnesota Statutes:

                  1. Article 5(b) of the corporation's Amended and Restated Articles of Incorporation is amended to read in its entirety as follows:

                           "(b) 500,000,000,000 shares may be issued in the
                  series of common shares hereby designated as 'Series B Common Shares;' of such Series B Common Shares, 20,000,000,000 shares may be issued in the class hereby designated as 'Series B, Class One Common Shares,' and the shares of the corporation previously designated as 'Series B Common Shares' are hereby redesignated as Series B, Class One Common Shares; 20,000,000,000 shares may be issued in the class hereby designated as 'Series B, Class Two Common Shares;' 20,000,000,000 shares may be issued in the class hereby designated as 'Series B, Class Three Common Shares;' and the balance of 440,000,000,000 Series B Common Shares may be issued in one or more additional classes with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issuance of such class as may be adopted from time to time by the Board of Directors of this corporation pursuant to the authority hereby vested in the Board of Directors;"

                  2. Article 5(c) of the corporation's Amended and Restated Articles of Incorporation is amended to read in its entirety as follows:

                           "(c) 500,000,000,000 shares may be issued in the
                  series of common shares hereby designated as 'Series C Common Shares;' of such Series C

                  Common Shares, 20,000,000,000 shares may be issued in the class hereby designated as 'Series C, Class One Common Shares,' and the shares of the corporation previously designated as 'Series C Common Shares' are hereby redesignated as Series C, Class One Common Shares; 20,000,000,000 shares may be issued in the class hereby designated as 'Series C, Class Two Common Shares;' and the balance of 460,000,000,000 Series C Common Shares may be issued in one or more additional classes with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issuance of such class as may be adopted from time to time by the Board of Directors of this corporation pursuant to the authority hereby vested in the Board of Directors;"

                  3. Article 5(d) of the corporation's Amended and Restated Articles of Incorporation is amended to read in its entirety as follows:

                           "(d) 500,000,000,000 shares may be issued in the
                  series of common shares hereby designated as 'Series D Common Shares;' of such Series D Common Shares, 20,000,000,000 shares may be issued in the class hereby designated as 'Series D, Class One Common Shares,' and the shares of the corporation previously designated as 'Series D Common Shares' are hereby redesignated as Series D, Class One Common Shares; 20,000,000,000 shares may be issued in the class hereby designated as 'Series D, Class Two Common Shares;' and the balance of 460,000,000,000 Series D Common Shares may be issued in one or more additional classes with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issuance of such class as may be adopted from time to time by the Board of Directors of this corporation pursuant to the authority hereby vested in the Board of Directors;"

                  4. The first sentence following Article 5(e) of the corporation's Amended and Restated Articles of Incorporation is amended to read in its entirety as follows:

                  "The balance of 8,300,000,000,000 shares may be issued in such other series with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of such series of common shares as may be adopted from time to time by the Board of Directors of this corporation pursuant to the authority hereby vested in the Board of Directors."

                  5. The first resolution set forth in the corporation's "Certificate of Designation of Series F Common Shares, Classes One, Two, Three and Four, and of Series D, Class Three Common Shares" filed with the Secretary of State on October 2, 1997 is amended to read in its entirety as follows:

                           "NOW, THEREFORE, BE IT RESOLVED, that 500,000,000,000
                  previously undesignated shares of the Fund may be issued in the series of common shares hereby designated as 'Series F Common Shares'; of such Series F Common Shares, 20,000,000,000 shares may be issued in the class hereby designated as 'Series F, Class One Common Shares'; 20,000,000,000 shares may be issued in the class hereby designated as 'Series F, Class Two Common Shares'; 20,000,000,000 shares may be issued in the class hereby designated as 'Series F, Class Three Common Shares'; 20,000,000,000 shares may be issued in the class hereby designated as 'Series F, Class Four Common Shares'; and the balance of 420,000,000,000 Series F Common Shares may be issued in one or more additional classes with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of such class as may be adopted from time to time by the Board of Directors of the Fund pursuant to the authority hereby vested in the Board of Directors."


Date: November 29, 2001                 /s/ James L. Chosy
                                        ----------------------------------------
                                        James L. Chosy
                                        Secretary